EXHIBIT 11

                             TEXFI INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE




             THIRTEEN WEEKS ENDED
                                                     FEBRUARY 3,    January 27,
                                                        1996          1995

NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
  Balance at beginning of period .................    8,650,690     8,652,621
  Restricted Stock Forfeitures....................       --            (2,000)
                                                    ------------  ------------
    Balance at end of period .....................    8,650,690     8,650,621
                                                    ===========   ===========

PRIMARY:
  Net income (loss) from continuing operations....  $   416,000   $  (771,000)
  Net loss from discontinued operations...........       --        (8,163,000)
                                                    ------------  -----------
  Net income (loss) applicable to common
    stockholders .................................  $   416,000   $(8,934,000)
                                                    ============  ============

  Weighted average number of shares outstanding:
    Common stock outstanding for the period
     based on a daily weighted average ...........    8,650,690     8,652,599
    Common stock equivalents - outstanding stock
     options computed on the treasury stock
     method using average market price ...........       --           --
                                                    -----------   ------
  Weighted average number of common and common
     equivalent shares outstanding ...............    8,650,690     8,652,599
                                                    ===========   ===========

  Per common share amounts:
    Net income (loss) from continuing operations..     $  .05        $ (.09)
    Net loss from discontinued operations.......         --            (.94)
                                                    ----------     ---------
      Net income (loss).........................       $  .05        $(1.03)
                                                    ==========     =========
FULLY DILUTED:
  Net income (loss) from continuing operations....  $   416,000   $  (771,000)
  Net loss from discontinued operations...........       --        (8,163,000)
                                                    ------------  -----------
  Net income (loss) applicable to common
    stockholders .................................  $   416,000   $(8,934,000)
                                                    ============  ============

Weighted average number of shares outstanding:
  Common stock outstanding for the period based
    on a daily weighted average ..................    8,650,690     8,652,599
  Common stock equivalents - outstanding stock
    options computed on the treasury stock method
    by using end-of-period market prices in lieu
    of average market prices .....................       --           --
                                                    -----------   ------
                                                      8,650,690     8,652,599
  Increase in common shares assuming conversion
    of the 11-1/4% Convertible Senior Subordinated
    Debentures ...................................       --           --
                                                    -----------   ------

Weighted average number of common and common
equivalent shares outstanding ....................    8,650,690     8,652,599
                                                    ===========   ===========
Per common share amounts:
  Excluding convertible debenture shares:
    Net income (loss) from continuing operations.      $  .05        $ (.09)
    Net loss from discontinued operations.......          --           (.94)
                                                    ----------     ---------
      Net income (loss).........................       $  .05        $(1.03)
                                                    ==========     =========
  Including Convertible Debenture Shares:
    Net income (loss) from continuing operations.      $  .05         $ (.09)
    Net loss from discontinued operations.......          --            (.94)
                                                    -----------     ---------
      Net income (loss).........................       $  .05         $(1.03)
                                                    ==========      =========

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